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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of 3D Systems Corporation on Form S-8, pertaining to the A. Reichental Stock Option Award and the K. McNamara Stock Option Award, of our report dated June 20, 2003 (March 11, 2004 as to pro forma amounts after giving effect to changes in accounting principles) relating to the financial statements, which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, and of our report dated June 20, 2003 (March 11, 2004 as to pro forma amounts after giving effect to changes in accounting principles) relating to the financial statement schedule, both appearing in the Annual Report on Form 10-K of 3D Systems Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP Los Angeles, California March 9, 2005

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  Exhibit 23.1